Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

-Interim CFO Appointed-

CHARLOTTE, N.C. – July 21, 2014 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE: STAY) (the “Company”) today announced that Peter Crage, Chief Financial Officer since 2011, has notified the Company of his intentions to leave for personal reasons as of July 31, 2014. Mr. Crage will complete the preparation and filing of the Company’s Form 10-Q for the quarter ended June 30, 2014 and will serve in an advisory capacity until the end of the year to assist in the transition.

Jonathan Halkyard has been appointed Interim Chief Financial Officer effective August 1, 2014. Mr. Halkyard will continue in his current role as Chief Operating Officer during this interim period. Mr. Halkyard has been with STAY for nearly a year and served as the Chief Financial Officer of both NV Energy and Caesars Entertainment Corporation prior to his arrival. The Company will engage an executive search firm to identify a successor Chief Financial Officer.

Chief Executive Officer, Jim Donald said, “Peter has made invaluable contributions to the Company through both the IPO process and now our first year as a public company. He has been instrumental in establishing our solid financial standing and building the financial infrastructure of the Company. We are grateful for Peter’s contributions, his ongoing assistance and wish him well in his future endeavors. He leaves us with an experienced financial team in place that will help ensure a seamless transition under Jonathan’s leadership.”

Mr. Crage noted, “I very much appreciated the opportunity to serve as Chief Financial Officer of Extended Stay during this exciting time. We have been successful in building a very strong Company and many of my personal goals for the Company have now been realized. I look forward to watching the Company continue to grow and thrive with the foundation and management team we have in place.”

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2014 performance, and flexibility, debt reduction and dividend growth, as such, may involve known and unknown risks, uncertainties and other factors that will cause the Company’s actual results or performance to differ from those projected in the forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on March 20, 2014 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 684 hotels in the U.S. and Canada comprising approximately 76,200 rooms and employs approximately 10,000 employees in its hotel properties and headquarters. The Company owns and operates hotels under the core brand Extended Stay America®, which serves the mid-priced extended stay segment, and other brands. Visit www.extendedstay.com for more information about the Company and its services.

Contacts

Investors:

Kay Sharpton

(980) 345-1546

investorrelations@extendedstay.com

Media:

Terry Atkins

(980) 345-1648

tatkins@extendedstay.com

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